UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 30, 1998
                                                    -------------------

                         THE BLACK & DECKER CORPORATION
             (Exact name of registrant as specified in its charter)

       Maryland                       1-1553                  52-0248090
(State of Incorporation)      (Commission File Number)   (I.R.S. Employer
                                                          Identification Number)

           Towson, Maryland                                             21286
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:                 410-716-3900

                                 Not Applicable

          (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

      On September 30, 1998, the Corporation announced that it had completed the recapitalization of its recreational products business, True Temper Sports, with an affiliate of Cornerstone Equity Investors, LLC. In connection with the transaction, the Corporation received $177.7 million in cash and a senior increasing rate discount note in an initial accreted amount of $25.0 million. The note received by the Corporation bears interest at a variable rate. In addition, the Corporation retained approximately 6% of the preferred and common stock of the recapitalized company, now known as True Temper Corporation, valued at approximately $4.0 million.

      On September 22, 1998, the Corporation announced that it had closed on the sale of its glass container-making and inspection equipment business, Emhart Glass, to Bucher Holding A.G. of Switzerland. In connection with the sale, the Corporation received cash of $178.7 million.

      On June 26, 1998, the Corporation closed on the sale to Windmere-Durable Holdings, Inc. of its household products business (other than certain assets associated with the Corporation's cleaning and lighting products, such as the Dustbuster, SnakeLight, ScumBuster, and FloorBuster products) in the United States, Canada, Mexico, Central America, the Caribbean and South America (excluding Brazil) for $315.0 million. The Corporation received gross proceeds of $288.0 million at closing and $27.0 million were held in escrow pending transfer of assets associated with the household products business in Mexico. The $27.0 million held in escrow were received by the Corporation in July 1998 in connection with the transfer of these Mexican assets. During the six months ended June 28, 1998, the Corporation also completed the sale of its household products business in Australia, the proceeds from which were immaterial.

      The recapitalization of True Temper Sports, together with the sales of Emhart Glass and the household products business (other than certain assets associated with the Corporation's cleaning and lighting products) in North America, Central America, the Caribbean, and South America (excluding Brazil), are collectively referred to herein as the "Divested Businesses". The Corporation estimates that taxes and other selling expenses, together with payments on certain retained liabilities, will reduce the gross proceeds, yielding aggregate net cash proceeds from the sales of the Divested Businesses of approximately $525 million.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      The pro forma financial information required by Item 7(b) of Form 8-K is included herein.


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                                       3


                         THE BLACK & DECKER CORPORATION
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)


      The following unaudited pro forma consolidated balance sheet as of June 28, 1998, and unaudited pro forma consolidated statement of earnings for the year ended December 31, 1997, and the six months ended June 28, 1998, have been prepared by the Corporation to give effect to the sales of the Divested Businesses.

      The unaudited pro forma consolidated statement of earnings for the year ended December 31, 1997, was prepared using the Corporation's audited statement of earnings for the year ended December 31, 1997, and assumes that the sales of the Divested Businesses took place on January 1, 1997. The unaudited pro forma consolidated statement of earnings for the six months ended June 28, 1998, was prepared using the Corporation's unaudited statement of earnings for the six months ended June 28, 1998, and assumes that the sales of the Divested Businesses took place on January 1, 1997. The unaudited pro forma consolidated balance sheet as of June 28, 1998, was prepared from the unaudited consolidated balance sheet of the Corporation as of June 28, 1998, and assumes that the sales of the Divested Businesses took place as of June 28, 1998.

      These pro forma financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations or the financial condition which would actually have resulted had the sales of the Divested Businesses been made on the dates or for the periods indicated or which may result in the future. Further, these pro forma financial statements have been prepared using information available as of the date of this filing. As a result, certain amounts included herein are preliminary in nature and, therefore, will be subject to adjustment in the future.

      The actual financial statements of the Corporation will reflect the sales of the Divested Businesses only from the respective actual sales dates forward.


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                                       4

            Pro Forma Consolidated Statement of Earnings (Unaudited)
                         The Black & Decker Corporation
                          Year ended December 31, 1997
                 (Dollars in Millions Except Per Share Amounts)


                                                                              Less:
                                                                           Divested          Pro Forma             Pro Forma
                                                      As Reported        Businesses        Adjustments           As Adjusted
                                                  ---------------   ---------------    ---------------       ---------------

Sales                                                   $ 4,940.5           $ 725.8                                $ 4,214.7
   Cost of goods sold                                     3,169.2             503.3                                  2,665.9
   Selling, general and administrative expenses           1,282.0             166.1                                  1,115.9
                                                  ---------------   ---------------                          ---------------

Operating Income                                            489.3              56.4                                    432.9
   Interest expense (net of interest income)                124.6                              $ (35.4)(a)              89.2
   Other expense                                             15.2               1.2                                     14.0
                                                  ---------------   ---------------    ---------------       ---------------

Earnings Before Income Taxes                                349.5              55.2               35.4                 329.7
   Income taxes                                             122.3              22.9               12.4 (c)             111.8
                                                  ---------------   ---------------    ---------------       ---------------

Net Earnings                                            $   227.2           $  32.3            $  23.0             $   217.9
                                                  ===============   ===============    ===============       ===============



Net Earnings Per Common
    Share--Basic                                           $ 2.40                                                     $ 2.30
                                                  ===============                                            ===============

Shares Used in Computing Basic
    Earnings Per Share (in Millions)                         94.6                                                       94.6
                                                  ===============                                            ===============

Net Earnings Per Common
    Share--Assuming Dilution                               $ 2.35                                                     $ 2.26
                                                  ===============                                            ===============

Shares Used in Computing Diluted
    Earnings Per Share (in Millions)                         96.5                                                       96.5
                                                  ===============                                            ===============




See notes to unaudited pro forma consolidated financial statements.

            Pro Forma Consolidated Statement of Earnings (Unaudited)
                 The Black & Decker Corporation and Subsidiaries
                         Six Months Ended June 28, 1998
                  (Dollars in Millions Except Per Share Amounts)


                                                                            Less:
                                                                         Divested        Pro Forma             Pro Forma
                                                    As Reported        Businesses      Adjustments           As Adjusted
                                                 --------------    --------------   --------------        --------------
Sales                                                 $ 2,178.0           $ 265.2                              $ 1,912.8
   Cost of goods sold                                   1,430.2             187.8                                1,242.4
   Selling, general and administrative expenses           565.4              63.3                                  502.1
   Write-off of goodwill                                  900.0              40.0                                  860.0
   Restructuring and exit costs                           140.0              17.1                                  122.9
   Gain (loss) on sale of businesses                       36.5              49.2                                  (12.7)
                                                 --------------    --------------                         --------------

Operating Income (Loss)                                  (821.1)              6.2                                 (827.3)
   Interest expense (net of interest income)               58.2               0.2          $ (16.4)(b)              41.6
   Other expense                                            2.4               0.9                                    1.5
                                                 --------------    --------------   --------------        --------------

Earnings (Loss) Before Income Taxes                      (881.7)              5.1             16.4                (870.4)
   Income taxes                                            31.3              34.8              5.8 (c)               2.3
                                                 --------------    --------------   --------------        --------------
Net Earnings (Loss)                                   $  (913.0)          $ (29.7)         $  10.6             $  (872.7)
                                                 ==============    ==============   ==============        ==============



Net Earnings (Loss) Per Common
    Share--Basic                                        $ (9.65)                                                 $ (9.23)
                                                 ==============                                           ==============

Shares Used in Computing Basic
    Earnings Per Share (in Millions)                       94.6                                                     94.6
                                                 ==============                                           ==============

Net Earnings (Loss) Per Common
    Share--Assuming Dilution                            $ (9.65)                                                 $ (9.23)(d)
                                                 ==============                                           ==============

Shares Used in Computing Diluted
    Earnings Per Share (in Millions)                       94.6                                                     94.6
                                                 ==============                                           ==============




See notes to unaudited pro forma consolidated financial statements.





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                                       6


Notes to Unaudited Pro Forma Consolidated Statement of Earnings

Less:  Divested Businesses

To eliminate the results of Divested Businesses--True Temper Sports, Emhart Glass, and the household products business (excluding certain assets associated with the Corporation's cleaning and lighting products) in North America, Central America, the Caribbean, and South America (excluding Brazil). The results of the Divested Businesses eliminated do not reflect charges for certain Corporate overhead expenses historically allocated by the Corporation to these businesses. For the year ended December 31, 1997, and the six months ended June 28, 1998, such charges were approximately $11.7 million and $4.5 million, respectively. While the Corporation is taking action to realign its Corporate overhead structure in light of the sale of the Divested Businesses, such actions are prospective in nature and projected savings resulting from these actions are not reflected in the pro forma consolidated results.

The results of the household products business (excluding certain assets associated with the Corporation's cleaning and lighting products) in North America, Central America, the Caribbean, and South America (excluding Brazil) included in the results of the Divested Businesses eliminated from the Corporation's historical results to arrive at the pro forma consolidated results are based upon certain assumptions and allocations. The household products businesses sold were jointly operated with the cleaning and lighting products businesses retained by the Corporation. Further, the Corporation's divested household products businesses in Central America, the Caribbean, and Latin America (excluding Brazil) were operated jointly with the Corporation's power tools and accessories businesses. Accordingly, the results of the household products businesses, included in the results of the Divested Businesses, were determined using certain assumptions and allocations that the Corporation believes are reasonable under the circumstances.



Pro Forma Adjustments

For purposes of the pro forma statement of earnings, it was assumed that the net cash proceeds from the Divestitures of $525 million were used to reduce indebtedness. The effect of a 1/8% change in the Corporation's weighted average borrowing rate would impact the pro forma reduction of net interest expense by $.7 million and $.4 million for the year ended December 31, 1997, and the six months ended June 28, 1998, respectively.

For pro forma purposes, no interest income was assumed recognized on the note received by the Corporation in connection with the recapitalization of True Temper Sports. Such note, however, is interest bearing, with interest being added to the accreted amount of the note and not paid in cash.

(a) To reflect a pro forma reduction in net interest expense of $35.4 million based upon the Corporation's weighted average borrowing rate for the year ended December 31, 1997, of 6.74%.

(b) To reflect a pro forma reduction in net interest expense of $16.4 million based upon the Corporation's weighted average borrowing rate for the six-month period ended June 28, 1998, of 6.42%.

(c) To reflect income taxes on entries (a) and (b) at the federal statutory rate.

(d) Excluding the after-tax effect of the restructuring charge, the goodwill write-off, and the impairment loss on sale of businesses, pro forma net earnings for the six months ended June 28, 1998, would have been $85.1 million. Because the Corporation had a net loss on a pro forma basis for the six months ended June 28, 1998, the calculation of pro forma earnings per share on a diluted basis excludes the impact of stock options since their inclusion would be anti-dilutive--that is, decrease the per-share pro forma loss. For comparative purposes, the Corporation believes that the dilutive effect of stock options should be considered when evaluating the Corporation's pro forma performance, if the effects of the restructuring charge, goodwill write-off and impairment loss on sale of businesses were excluded. If the dilutive effect of stock options were considered, pro forma net earnings, excluding the after-tax effect of the restructuring charge, the goodwill write-off, and the impairment loss on sale of businesses, would have been $.88 per share on this diluted basis.

                                       8

                Pro Forma Consolidated Balance Sheet (Unaudited)
                 The Black & Decker Corporation and Subsidiaries
                                  June 28, 1998
                              (Millions of Dollars)


                                                                               Less:
                                                                            Divested           Pro Forma           Pro Forma
                                                     As Reported          Businesses         Adjustments         As Adjusted
                                                ----------------    ----------------    ----------------    ----------------
Assets
Cash and cash equivalents                              $   204.1             $   3.7                               $   200.4
Trade receivables                                          815.7                43.9                                   771.8
Inventories                                                765.0                59.5                                   705.5
Other current assets                                       205.1                 7.2             $ (27.0)              170.9
                                                ----------------    ----------------    ----------------    ----------------
   Total Current Assets                                  1,989.9               114.3               (27.0)            1,848.6
                                                ----------------    ----------------    ----------------    ----------------

Property, Plant, and Equipment                             781.3                49.4                                   731.9
Goodwill                                                   935.7               160.7                                   775.0
Other Assets                                               510.7                 5.4                29.0               534.3
                                                ----------------    ----------------    ----------------    ----------------
                                                       $ 4,217.6             $ 329.8               $ 2.0           $ 3,889.8
                                                ================    ================    ================    ================

Liabilities and Stockholders' Equity
Short-term borrowings                                     $ 89.1               $ 0.7             $ (88.4)              $ -
Current maturities of long-term debt                        60.6                 0.2               (60.4)                -
Trade accounts payable                                     355.3                19.8                                   335.5
Other accrued liabilities                                  822.3                66.4                                   755.9
                                                ----------------    ----------------    ----------------    ----------------
   Total Current Liabilities                             1,327.3                87.1              (148.8)            1,091.4
                                                ----------------    ----------------    ----------------    ----------------

Long-Term Debt                                           1,658.1                 0.1              (111.5)            1,546.5
Deferred Income Taxes                                       55.6                 -                                      55.6
Postretirement Benefits                                    283.0                 8.8                                   274.2
Other Long-Term Liabilities                                192.3                 1.0                                   191.3
Stockholders' Equity
Common stock                                                46.5                                                        46.5
Other stockholders' equity                                 654.8               232.8               262.3               684.3
                                                ----------------    ----------------    ----------------    ----------------
   Total Stockholders' Equity                              701.3               232.8               262.3               730.8
                                                ----------------    ----------------    ----------------    ----------------
                                                       $ 4,217.6             $ 329.8             $   2.0           $ 3,889.8
                                                ================    ================    ================    ================




See notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

The Corporation's historical consolidated balance sheet as of June 28, 1998, reflects the sale of the household products business (excluding certain assets associated with cleaning and lighting products) in North America, Central America, the Caribbean, and Latin America (excluding Brazil), the receipt of $288.0 million in cash proceeds through that date, and a reduction of indebtedness with those cash proceeds after deducting selling expenses.

Less:  Divested Businesses

To eliminate the assets sold and liabilities assumed of those Divested Businesses included in the Corporation's historical consolidated balance sheet at June 28, 1998--that is, Emhart Glass and True Temper Sports.


Pro Forma Adjustments

For purposes of the unaudited pro forma consolidated balance sheet, it was assumed that: (i) the gross proceeds from the sales of the Divested Businesses were reduced by taxes and other selling expenses and the payment of certain liabilities retained by the Corporation; and (ii) that these net proceeds were first used to reduce short-term indebtedness and then used to reduce long-term indebtedness at June 28, 1998.

Exhibit No.             Description

2(a) Amendment No. 2 dated as of September 30, 1998, to the Reorganization, Recapitalization and Stock Purchase Agreement dated as of June 29, 1998, by and between The Black & Decker Corporation, True Temper Corporation, and True Temper Sports, LLC.

2(b) Amendment No. 1 dated as of September 21, 1998, to the Transaction Agreement date as of July 12, 1998, by and between The Black & Decker Corporation and Bucher Holding A.G.

2(c) Amendment No. 3 dated as of September 23, 1998, to the Transaction Agreement dated as of May 10, 1998, by and between The Black & Decker Corporation and Windmere-Durable Holdings, Inc.

2(d)                    Letter Agreement dated as of July 29, 1998,  between The
                        Black  &   Decker   Corporation   and   Windmere-Durable
                        Holdings, Inc.

99(a) Securities Purchase Agreement dated as of September 30, 1998, among True Temper Corporation and Emhart Inc.

99(b) Warrant Agreement among True Temper Corporation and Emhart Inc. dated as of September 30, 1998.

99(c) Debt Registration Rights Agreement among True Temper Corporation and Emhart Inc. dated as of September 30, 1998.

99(d) Equity Registration Rights Agreement among True Temper Corporation and Emhart Inc. dated as of September 30, 1998.

                         THE BLACK & DECKER CORPORATION

                               S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE BLACK & DECKER CORPORATION


                                            By /s/ STEPHEN F.REEVES
                                               Stephen F. Reeves
                                               Vice President and Controller